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Exhibit 99.1

Bloom Energy Announces Third Quarter 2022 Financial Results

SAN JOSE, Calif., November 3, 2022 -- Bloom Energy Corporation (NYSE: BE) today announced financial results for its third quarter ended September 30, 2022.

Third Quarter Highlights

•Record third quarter revenue of $292.3 million in 2022, an increase of 41.1% compared to $207.2 in the third quarter of 2021.
•Gross Margin of 17.4% in the third quarter of 2022, compared to gross margin of 17.8% in the third quarter of 2021.
•Non-GAAP gross margin was 19.1% in the third quarter of 2022, compared to non-GAAP gross margin of 19.2% in the third quarter of 2021.
•Raised $388.7 million through new class A common stock offering.
•Reaffirming our 2022 financial outlook.

Commenting on third quarter results, KR Sridhar, founder, chairman, and CEO of Bloom Energy said,
“Bloom Energy is continuing to execute at a high level. Our commercial and industrial consumers want pragmatic solutions that can power their growth today and meet their zero-carbon needs in the future.
In Bloom, our customers have a peerless platform that is purposeful and practical, offering energy security, economic security, and environmental security.”

Greg Cameron, executive vice president and CFO of Bloom Energy added, “We had a very strong operating quarter, delivering record third quarter revenue and strengthening our liquidity position to fund our growth. We remain confident in our business and are reaffirming our 2022 financial guidance.”

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Exhibit 99.1
Summary of Key Financial Metrics

Preliminary Summary GAAP Profit and Loss Statements

($000)	Q322	Q222	Q321
Revenue	292,274	243,236	207,228
Cost of Revenue	241,330	245,206	170,345
Gross Profit (loss)	50,944	(1,970)	36,833
Gross Margin %	17.4%	(0.8%)	17.8%
Operating Expenses	103,536	100,203	80,772
Operating Loss	(52,592)	(102,173)	(43,889)
Operating Margin %	(18.0%)	(42.0%)	(21.2)%
Non-operating Expenses[1]	4,485	16,627	8,481
Net Loss	(57,077)	(118,800)	(52,370)
EPS	$(0.31)	$ (0.67)	$ (0.30)
1. Includes non-operating expenses, tax provision, noncontrolling interest, and redeemable noncontrolling interest

Preliminary Summary Non-GAAP Financial Information1

($000)	Q322	Q222	Q321
Revenue	292,274	243,236	207,228
Cost of Revenue	236,349	195,639	167,400
Gross Profit	55,925	47,597	39,828
Gross Margin %	19.1%	19.6%	19.2%
Operating Expenses	84,449	72,223	62,571
Operating loss	(28,524)	(24,626)	(22,923)
Operating Margin %	(9.8%)	(10.1%)	(11.1%)
Adjusted EBITDA	(13,076)	(8,314)	(9,777)
EPS	$ (0.20)	$ (0.20)	$ (0.20)

1.A detailed reconciliation of GAAP to Non-GAAP financial measures is provided at the end of this press release

Outlook

Bloom reaffirms outlook for the full-year 2022:

•Revenue: $1.1 - $1.15 billion
•Product & Service Revenue: $1 billion
•Non-GAAP Gross Margin: ~24%
•Non-GAAP Operating Margin: ~1%
•Cash Flow from Operations: Positive

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Exhibit 99.1
Acceptances

We use acceptances as a key operating metric to measure the volume of our completed Energy Server installation activity from period to period. Acceptance typically occurs upon transfer of control to our customers, which depending on the contract terms is when the system is shipped and delivered to our customers, when the system is shipped and delivered and is physically ready for startup and commissioning, or when the system is shipped and delivered and is turned on and producing power.

Conference Call Details

Bloom will host a conference call today, November 3, 2022, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its financial results. To participate in the live call, analysts and investors may call +1 (844) 200-6205 and enter the passcode: 450417. Those calling from outside the United States may dial +1 (929) 526-1599 and enter the same passcode: 450417. A simultaneous live webcast will also be available under the Investor Relations section on our website at https://investor.bloomenergy.com/. Following the webcast, an archived version will be available on Bloom’s website for one year. A telephonic replay of the conference call will be available for one week following the call, by dialing +1 (866) 813-9403 or + 44 204-525-0658 entering passcode 242063.

Use of Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures as defined by the rules and regulations of the Securities and Exchange Commission (SEC). These non-GAAP financial measures are in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. Bloom urges you to review the reconciliations of its non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures set forth in this press release, and not to rely on any single financial measure to evaluate our business. With respect to Bloom’s expectations regarding its 2022 Outlook, Bloom is not able to provide a quantitative reconciliation of non-GAAP gross margin and non-GAAP operating margin measures to the corresponding GAAP measures without unreasonable efforts due to the uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense. Material changes to reconciling items could have a significant effect on future GAAP results and, as such, we believe that any reconciliation provided would imply a degree of precision that could be confusing or misleading to investors (see SEC Staff Non-GAAP C&DI 102.10 and the Adopting Release).

About Bloom Energy

Bloom Energy empowers businesses and communities to responsibly take charge of their energy. The company’s leading solid oxide platform for distributed generation of electricity and hydrogen is changing the future of energy. Fortune 100 companies around the world turn to Bloom Energy as a trusted partner to deliver lower carbon energy today and a net-zero future. For more information, visit www.bloomenergy.com.

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Exhibit 99.1

Forward-Looking Statements
This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, Bloom’s expectations regarding revenue growth, margin expansion and its innovative solutions; Bloom’s expectations regarding its growth plans and Bloom’s financial outlook for 2022. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, Bloom’s limited operating history; the emerging nature of the distributed generation market and rapidly evolving market trends; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products, Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the ability of the Bloom Energy Server to operate on the fuel source a customer will want; the success of the strategic partnership with SK ecoplant in the United States and international markets; timing and development of an ecosystem for the hydrogen market, including in the South Korean market; continued incentives in the South Korean market; the timing and pace of adoption of hydrogen for stationary power; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; Bloom’s ability to secure partners in order to commercialize its electrolyzer and carbon capture products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; the availability of rebates, tax credits and other tax benefits; changes in the regulatory landscape; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global macroeconomic conditions, including rising interest rates, recession fears and inflationary pressures, or geopolitical events or conflicts; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022 as filed with the SEC on May 6, 2022 and August 9, 2022, respectively, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Bloom’s website at www.bloomenergy.com and the SEC’s website at www.sec.gov. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

The Investor Relations section of Bloom’s website at investor.bloomenergy.com contains a significant amount of information about Bloom Energy, including financial and other information for investors. Bloom encourages investors to visit this website from time to time, as information is updated and new information is posted.

Investor Relations: Ed Vallejo Bloom Energy +1 (267) 370-9717	Media: Virginia Citrano Bloom Energy press@bloomenergy.com

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Exhibit 99.1
Condensed Consolidated Balance Sheets (preliminary & unaudited) (in thousands)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$492,120	$396,035
Restricted cash	42,104	92,540
Accounts receivable	71,184	87,789
Contract assets	25,768	25,201
Inventories	254,895	143,370
Deferred cost of revenue	31,812	25,040
Customer financing receivable	—	5,784
Prepaid expenses and other current assets	46,489	30,661
Total current assets	964,372	806,420
Property, plant and equipment, net	646,768	604,106
Operating lease right-of-use assets	114,053	106,660
Customer financing receivable	—	39,484
Restricted cash	135,098	126,539
Deferred cost of revenue	3,462	1,289
Other long-term assets	38,316	41,073
Total assets	$1,902,069	$1,725,571
Liabilities, redeemable convertible preferred stock, redeemable noncontrolling interest and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$120,444	$72,967
Accrued warranty	13,344	11,746
Accrued expenses and other current liabilities	102,010	114,138
Deferred revenue and customer deposits	98,841	89,975
Operating lease liabilities	12,671	13,101
Financing obligations	16,682	14,721
Recourse debt	12,792	8,348
Non-recourse debt	15,943	17,483
Total current liabilities	392,727	342,479
Deferred revenue and customer deposits	68,727	90,310
Operating lease liabilities	122,412	106,187
Financing obligations	443,665	461,900
Recourse debt	274,742	283,483
Non-recourse debt	179,955	217,416
Other long-term liabilities	8,917	16,772
Total liabilities	1,491,145	1,518,547
Redeemable convertible preferred stock	208,551	208,551
Redeemable noncontrolling interest	—	300
Stockholders’ equity (deficit):

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Exhibit 99.1

Common stock	19	18
Additional paid-in capital	3,691,715	3,219,081
Accumulated other comprehensive loss	(1,531)	(350)
Accumulated deficit	(3,517,311)	(3,263,075)
Total equity (deficit) attributable to Class A and Class B common stockholders	172,892	(44,326)
Noncontrolling interest	29,481	42,499
Total stockholders' equity (deficit)	$202,373	$(1,827)
Total liabilities, redeemable convertible preferred stock, redeemable noncontrolling interest and stockholders' equity (deficit)	$1,902,069	$1,725,571

Condensed Consolidated Statements of Operations (preliminary & unaudited) (in thousands, except per share data)

	Three Months Ended September 30,
	2022	2021

Revenue:
Product	$213,243	$128,550
Installation	22,682	22,172
Service	37,347	39,251
Electricity	19,002	17,255
Total revenue	292,274	207,228
Cost of revenue:
Product	158,176	93,704
Installation	28,333	25,616
Service	41,792	39,586
Electricity	13,029	11,439
Total cost of revenue	241,330	170,345
Gross profit	50,944	36,883
Operating expenses:
Research and development	36,146	27,634
Sales and marketing	23,275	20,124
General and administrative	44,115	33,014
Total operating expenses	103,536	80,772
Loss from operations	(52,592)	(43,889)
Interest income	1,109	72
Interest expense	(13,099)	(14,514)
Loss on extinguishment of debt	—	—
Other income, net	4,472	2,011
Gain (loss) on revaluation of embedded derivatives	54	(184)
Loss before income taxes	(60,056)	(56,504)
Income tax provision	336	158

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Exhibit 99.1

Net loss	(60,392)	(56,662)
Less: Net loss attributable to noncontrolling interest	(3,315)	(4,309)
Net loss attributable to Class A and Class B common stockholders	$(57,077)	$(52,353)
Less: Net income attributable to redeemable noncontrolling interest	—	17
Net loss before portion attributable to redeemable noncontrolling interest and noncontrolling interest	$(57,077)	$(52,370)
Net loss per share available to Class A and Class B common stockholders, basic and diluted	$(0.31)	$(0.30)
Weighted average shares used to compute net loss per share available to Class A and Class B common stockholders, basic and diluted	186,487	174,269

Condensed Consolidated Statement of Cash Flows (preliminary & unaudited) (in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(264,304)	$(144,864)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	46,182	40,079
Non-cash lease expense	18,153	7,161
Gain on sale of property, plant and equipment	(523)	—
Write-off of assets related to PPA IIIa	44,800	—
Revaluation of derivative liabilities	(9,640)	486
Stock-based compensation	81,460	57,309
Gain on remeasurement of investment	—	(1,966)
Loss on extinguishment of debt	4,233	—
Amortization of warrants and debt issuance costs	2,355	2,824
Unrealized foreign currency exchange loss	3,086	184
Other	3,487	—
Changes in operating assets and liabilities:
Accounts receivable	15,758	34,236
Contract assets	(567)	(24,418)
Inventories	(110,797)	(39,953)
Deferred cost of revenue	(8,856)	7,307
Customer financing receivable	2,510	4,022
Prepaid expenses and other assets	(15,766)	236
Other long-term assets	(730)	(374)
Operating lease right-of-use assets and operating lease liabilities	2,162	(7,593)
Finance lease liabilities	499	—
Accounts payable	38,642	37,795
Accrued warranty	1,597	(2,357)

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Exhibit 99.1

Accrued expenses and other liabilities	502	(26,178)
Deferred revenue and customer deposits	(12,716)	(53,181)
Other long-term liabilities	(9,980)	1,289
Net cash used in operating activities	(168,453)	(107,956)
Cash flows from investing activities:
Purchase of property, plant and equipment	(80,907)	(44,625)
Net cash acquired from step acquisition	—	3,114
Net cash used in investing activities	(80,907)	(41,511)
Cash flows from financing activities:
Repayment of debt of PPA IIIa	(30,212)	—
Repayment of debt	(17,262)	(11,017)
Debt make-whole payment related to PPA IIIa debt	(2,413)	—
Proceeds from financing obligations	—	7,534
Repayment of financing obligations	(28,821)	(10,174)
Contributions from noncontrolling interests	2,815	—
Distributions to redeemable noncontrolling interests	—	(37)
Distributions to noncontrolling interests	(5,972)	(5,285)
Proceeds from issuance of common stock	15,150	72,109
Proceeds from Class A common share offering	385,396	—
Public share offering costs	(13,407)	—
Other cash payments	(63)	—
Net cash provided by financing activities	305,211	53,130
Effect of exchange rate changes on cash, cash equivalent and restricted cash	(1,643)	(472)
Net decrease in cash, cash equivalents and restricted cash	54,208	(96,809)
Cash, cash equivalents and restricted cash:
Beginning of period	615,114	416,710
End of period	$669,322	$319,901

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Exhibit 99.1

Reconciliation of GAAP to Non-GAAP Financial Measures (preliminary & unaudited) (in thousands, except percentages)

	Q322	Q222	Q321
GAAP revenue	292,274	243,236	207,228
GAAP cost of sales	241,330	245,206	170,345
GAAP gross profit (loss)	50,944	(1,970)	36,883
Non-GAAP adjustments:
Stock-based compensation expense	4,981	4,767	2,945
PPA IIIa repowering impairment charge	-	44,800	-
Non-GAAP gross profit	55925	47,597	39,828

GAAP gross margin %	17.4%	(0.8%)	17.8%
Non-GAAP adjustments	1.7%	20.4%	1.4%
Non-GAAP gross margin %	19.1%	19.6%	19.2%

	Q322	Q222	Q321
GAAP loss from operations	(52,592)	(102,173)	(43,889)
Non-GAAP adjustments:
Stock-based compensation expense	24,031	32,599	20,966
PPA IIIa repowering impairment charge	-	44,800	-
Amortization of acquired intangible assets	37	148	-
Non-GAAP loss from operations	(28,524)	(24,626)	(22,923)

GAAP operating margin %	(18.0%)	(42.0%)	(21.2%)
Non-GAAP adjustments	8.2%	31.9%	10.1%
Non-GAAP operating margin %	(9.8%)	(10.1%)	(11.1%)

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Exhibit 99.1
GAAP Net Loss to non-GAAP Net Loss and Computation of non-GAAP Net Loss per Share (EPS) (preliminary & unaudited) (in thousands)

	Q322	Diluted net earnings per share	Q222	Diluted net earnings per share	Q321	Diluted net earnings per share
GAAP net loss	(57,077)	$(0.31)	(118,800)	$ (0.67)	(52,370)	$ (0.30)
Non-GAAP adjustments:
Loss for non-controlling interests and redeemable noncontrolling interest	(3,315)	(0.02)	(2,365)	(0.01)	(4,292)	(0.02)
Loss (gain) on derivatives liabilities	(54)	(0.00)	(38)	(0.00)	184	0
Gain on the fair value adjustments for certain PPA derivatives	-	-	-	-	(125)	(0.00)
Goodwill impairment	-	-	1,957	0.01	-	-
Loss on JV investment	-	-	1,446	0.01	-	-
PPA IIIa repowering impairment charge	-	-	44,800	0.25	-	-
Loss on extinguishment of debt related to PPA IIIa	-	-	4,233	0.02	-	-
Amortization of acquired intangible assets	37	0	148	0	-	-
Stock-based compensation expense	24,031	0.13	32,599	0.18	20,966	0.12
Non-GAAP net loss	(36,378)	$(0.20)	(36,020)	$ (0.20)	(35,637)	$ (0.20)

	Q322	Q222	Q321
Numerator:
GAAP net loss	-57077	(118,800)	(52,370)
Non-GAAP net loss	-36378	(36,020)	(35,637)

Denominator:
Weighted-average shares used to compute basic net earnings per share	186487	178,507	174,269
Weighted-average shares used to compute diluted net earnings per share	186487	178,507	174,269

GAAP net earnings per share
Basic	$(0.31)	$(0.67)	$(0.30)
Diluted	$(0.31)	$(0.67)	$(0.30)

Non-GAAP net earnings per share
Basic	$(0.20)	$(0.20)	$(0.20)
Diluted	$(0.20)	$(0.20)	$(0.20)

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Exhibit 99.1
GAAP Net Loss to Adjusted EBITDA reconciliation (preliminary & unaudited) (in thousands)

	Q322	Q222	Q321
GAAP net loss	(57,077)	(118,800)	(52,370)
Non-GAAP adjustments:
Loss for non-controlling interests and redeemable noncontrolling interest	(3,315)	(2,365)	(4,292)
Loss (gain) on derivatives liabilities	(54)	(38)	184
Gain on the fair value adjustments for certain PPA derivatives	—	-	(125)
Goodwill impairment	—	1,957	-
Stock-based compensation expense	24,031	32,599	20,966
Depreciation & Amortization	15,485	16,461	13,271
Provision (benefit) for Income Tax	336	(12)	158
Loss on China JV investment	—	1,446	-
Loss on extinguishment of debt related to PPA IIIa repowering	—	4,233	-
PPA IIIa repowering impairment charge	—	44,800	-
Interest Expense / Other Misc	7,518	11,405	12,431
Adjusted EBITDA	(13,076)	(8,314)	(9,777)

Use of non-GAAP financial measures

To supplement Bloom Energy condensed consolidated financial statement information presented on GAAP basis, Bloom Energy provides financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (loss), (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP basic, diluted net earnings per share and Adjusted EBITDA. Bloom Energy also provides forecasts of non-GAAP gross profit margin and non-GAAP operating profit (loss) margin.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, GAAP in the United States.

•The GAAP measure most directly comparable to non-GAAP gross profit (loss) is gross profit (loss).
•The GAAP measure most directly comparable to non-GAAP gross margin is gross margin.
•The GAAP measure most directly comparable to non-GAAP operating profit (loss) (non-GAAP earnings from operations) is operating profit (loss) (earnings from operations).
•The GAAP measure most directly comparable to non-GAAP operating margin is operating margin.
•The GAAP measure most directly comparable to non-GAAP net earnings is net earnings.
•The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share.
•The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.

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Exhibit 99.1
Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Bloom Energy

Non-GAAP gross profit (loss) and non-GAAP gross margin are defined to exclude charges relating to stock-based compensation expense and PPA IIIa repowering related impairment charge. Non-GAAP operating profit (loss) (non-GAAP earnings from operations) and non-GAAP operating margin are defined to exclude any charges relating to stock-based compensation expense, PPA IIIa repowering related impairment charge and the amortization of acquired intangible assets. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, goodwill impairment, loss on China JV investment, PPA IIIa repowering related impairment charge, loss on extinguishment of debt related to PPA IIIa repowering and the amortization of acquired intangible assets. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, depreciation and amortization expense, stock-based compensation, loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, goodwill impairment, loss on China JV investment, PPA IIIa repowering related impairment charge, loss on extinguishment of debt related to PPA IIIa repowering.

Bloom Energy management uses these non-GAAP financial measures for purposes of evaluating Bloom Energy historical and prospective financial performance, as well as Bloom Energy performance relative to its competitors. Bloom Energy believes that excluding the items mentioned above from these non-GAAP financial measures allows Bloom Energy management to better understand Bloom Energy consolidated financial performance as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Bloom Energy management excludes each of those items mentioned above for the following reasons:

•Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date. Although stock-based compensation is a key incentive offered to our employees, Bloom Energy excludes these charges for the purpose of calculating these non-GAAP measures, primarily because they are non-cash expenses and such an exclusion facilitates a more meaningful evaluation of Bloom Energy current operating performance and comparisons to Bloom Energy operating performance in other periods.
•Loss for non-controlling interest represents allocation to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method and are associated with our Bloom Energy legacy PPA entities.
•Loss (gain) on derivatives liabilities represents non-cash adjustments to the fair value of the embedded derivatives associated with the convertible notes and other derivatives.
•Loss (gain) on the fair value adjustments for certain PPA derivatives represents non-cash adjustments to the fair value of the derivative forward contract for one PPA entity (our Third PPA company), a wholly owned subsidiary.
•PPA IIIa repowering related impairment charge represents non-cash impairment charges on old server units decommissioned upon repowering.
•Loss on debt extinguishment related to PPA IIIa repowering.
•Goodwill impairment related to the acquisition of BE Japan in Q2 2021.
•Amortization of acquired intangible assets.
•Loss on China JV investment upon sale of our equity interest.

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Exhibit 99.1
•Adjusted weighted average shares outstanding attributable to common (Basic and Diluted) includes adjustments to reflect assumed conversion of certain convertible promissory notes.
•Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock-based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Bloom Energy results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•Items such as stock-based compensation expense that is excluded from non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss) (non-GAAP earnings from operations), non-GAAP operating margin, non-GAAP net earnings, and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure.
•Loss for non-controlling interest, loss (gain) on derivatives liabilities, loss (gain) on the fair value adjustments for certain PPA derivatives, though not directly affecting Bloom Energy cash position, represents the loss (gain) in value of certain assets and liabilities. The expense associated with this loss (gain) in value is excluded from non-GAAP net earnings, and non-GAAP diluted net earnings per share and can have a material impact on the equivalent GAAP earnings measure.
•Other companies may calculate non-GAAP gross profit, non-GAAP gross profit margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit margin, non-GAAP net earnings, non-GAAP diluted net earnings per share and Adjusted EBITDA differently than Bloom Energy does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Bloom Energy compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only as a supplement. Bloom Energy also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Bloom Energy encourages investors to review those reconciliations carefully.

Usefulness of non-GAAP financial measures to investors

Bloom Energy believes that providing financial measures including non-GAAP gross profit (loss), non-GAAP gross margin, non-GAAP operating profit (non-GAAP earnings from operations), non-GAAP operating profit (loss) margin, non-GAAP net earnings, non-GAAP diluted net earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by Bloom Energy management in its financial and operational decision making and allows investors

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Exhibit 99.1
to see Bloom Energy results “through the eyes” of management. Bloom Energy further believes that providing this information better enables Bloom Energy investors to understand Bloom Energy operating performance and to evaluate the efficacy of the methodology and information used by Bloom Energy management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Bloom Energy operating performance with the performance of other companies in Bloom Energy industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.